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                                                           EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998 on our audit of the financial statements of Family Golf Centers, Inc. and subsidiaries as at December 31, 1997 and for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                        /s/ Richard A. Eisner & Company, LLP


New York, New York
April 20, 1996